EXHIBIT 10.3

Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

January 23, 2002

Coca-Cola Bottling Company
42 Overlea Blvd.
Toronto, Ontario
M4H 1B8

Attention:   Mr. John Alm
                  Chief Operating Officer

Dear John:

Re: 1998-2008 Cold Drink Equipment
Purchase Partnership Program ("Program")

This letter agreement (the "Agreement") amends and restates in their entirety two certain letter agreements between Coca-Cola Ltd. ("CCL") and Coca-Cola Beverages Ltd. and the latter's subsidiary Coca-Cola Bottling Ltd. (Coca-Cola Beverages Ltd. and Coca-Cola Bottling Ltd. having amalgamated and changed their name to Coca-Cola Bottling Company), the first such agreement being dated June 30, 1998 and the second such agreement being dated December 23, 1998 (the "Prior Agreements") setting forth the proposal of CCL to Coca-Cola Bottling Company ("CCBC"), which holds Coca-Cola bottling contracts (the "Bottling Contracts") for the territories set out in such Bottling Contracts comprising ninety-eight percent (98%) of the country of Canada (hereafter referred to as the "Division"), with respect to the above and which upon acceptance by CCBC shall constitute our agreement and understanding regarding the Program for the purpose of superseding the Prior Agreements and all prior cold drink equipment programs between the parties as set out in Exhibit A attached hereto ("Prior Program(s)"). This Program covers, and any reference to the Division in this letter shall mean, only those territories in the above-referenced country of Canada currently served by CCBC pursuant to the Bottling Contracts in Canada as of the date of this Agreement. In the event that CCBC acquires any other bottler, or acquires the bottling rights to any additional territory, this Program shall not cover such territory and equipment purchased for placement in such territory shall not be eligible for funding hereunder absent CCL's consent and adjustment of the Purchase Plan set forth herein. The meaning of Division as set out herein shall be controlling for purposes of this Program, regardless of any subsequent CCBC division realignment, and placements made outside the Division as defined herein shall not qualify for funding hereunder.

Confidentiality:

The terms and conditions of this agreement are acknowledged by CCL and CCBC to be strictly confidential, and the parties agree not to share the contents hereof with any other party without the express written consent of the other party, except for the following: (1) each parties' parent corporation; (2) as required by law; and (3) the confidentiality obligation shall not extend to information which: (a) the receiving party can show was known to it as a matter of record at the time of receipt; (b) is part of the "public domain" or otherwise bona fide available to the general public through sources entitled to disclose the same; or (c) subsequently obtained lawfully from a third party without any obligation of secrecy.

Term:

Except as otherwise provided herein, the term of this agreement is eleven (11) years, beginning January 1, 1998, and ending December 31, 2008. If CCBC is required to perform any obligations of the Program after the end of the eleven-year Term such obligations shall remain in effect beyond the eleven-year Term.

Purchase Plan:

• CCBC agrees to commit to an annual development program ("Plan") developed jointly with CCL which includes: quarterly purchases and placement of new automatic vending machines used to sell or merchandise cold drink products ("Vendors") and manual equipment, including but not limited to glass door merchandisers and fast lane merchandisers, used to sell or merchandise cold drink products ("Manual Equipment"); agreed upon minimum purchase schedules for Vendors and Manual Equipment and a "Flavour Set Standard" during each of the eleven years of the Term. The Plan will be developed at the beginning of each year, but may be modified as agreed by the parties based on market place developments during the course of the year, material currency exchange issues, mutual assessment and agreement relative to the continuing availability of profitable placement opportunities and continuing participation in the annual CCBC/CCL market planning process.

• As part of the Plan CCBC agrees to purchase and place, at a minimum, 242,665 cumulative units of cold drink equipment in the Division over the eleven (11) year period from and including 1998 to 2008 (as provided in Exhibit B).

• Failure to adhere to the minimum purchase and placement requirements for either Vendors or Manual Equipment specified above in any one year shall not be deemed to be a violation of this Agreement so long as: (i) cumulative equipment purchases for that year meet the Plan minimums; (ii) Vendor purchases meet the combined minimum Vendor purchase requirements over the applicable two-year period; and (iii) Vendor and Manual Equipment purchases over the Term each meet the individual Vendor and Manual Equipment requirements. Notwithstanding the foregoing, excess purchases in any category (Vendors, Manual or Cumulative) may be used to offset shortfalls in any subsequent year during the Term.

CCL Support Funding:

• For the period 1998--2000, CCL will provide aggregate financial support to CCBC of $112,199,955 (the "Funding") based upon CCBC's purchases of Vendors and Manual Equipment which are placed in the Division in accordance with the Plan provided in Exhibit B to assist CCBC in the construction of an infrastructure to support the increased rate of cold drink equipment placement. The Funding will be paid to CCBC quarterly in arrears for any quarter in which both Vendor and Cumulative Equipment purchases are in compliance with the Plan on a cumulative basis and CCBC is otherwise in compliance with this Agreement in all material respects. The Funding shall be paid in accordance with Exhibit C attached.

Payment and Administration of Funding:

• In the event of any dispute over the number of units of equipment shipped to CCBC during the calendar quarter, the disputing party may ask the appropriate manufacturer to provide information to CCL concerning the number of units shipped. Upon receipt of any such revised information from a manufacturer, CCL may request additional support information from CCBC in the form of, among other items, invoices or shipping documents. With respect to any inaccuracies regarding the number of units shipped to CCBC, CCL shall make adjustments, if any, in the Funding based upon all the information provided to it in accordance with this subparagraph.

• If CCBC fails to meet the minimum cumulative requirements of the Plan for any Agreement Year, CCL and CCBC will meet to mutually develop a reasonable solution/alternative. In the event that no mutually agreeable solution is developed and cumulative purchases by CCBC through the first quarter of the following Agreement Year do not remedy any such shortfall (in addition to meeting the pro rata portion of the Plan requirement for that quarter), or in the event that CCBC otherwise breaches any material obligation set forth in this Agreement and such breach is not remedied within ninety (90) days of notice of such breach, then this Agreement will terminate and CCBC will pay to CCL all Funding paid by CCL for this Program to date, as well as all funding paid by CCL to CCBC pursuant to the Prior Program(s), plus interest at the rate of one percent (1%) per month from the date any such funding was paid, or such lesser amount as may be permitted by law; provided, however, that in the event this Program or the Prior Program(s) have been partially performed by CCBC, such repayment obligation shall be reduced to such amount (if less) as CCL shall reasonably determine will be adequate to deliver the financial returns that would have been received by CCL had all equipment placement commitments in such programs been fully performed and throughputs reasonably anticipated by CCL achieved. CCBC and CCL agree that any failure of performance by CCBC under this section shall be excused to the extent, and during any period of time, that such failure is caused by an Act of God, fire, strikes, war, riot, insurrection, boycott, acts of public authorities, delays or defaults caused by public carriers, inability of manufacturers to produce or sell cold drink equipment or other cause, whether similar or dissimilar, beyond the reasonable control of CCBC.

• All Equipment purchased pursuant to the Agreement must be placed in the year of purchase or on a timely basis within sixty (60) days following such purchase in order to qualify for Funding hereunder and to be considered for purposes of compliance with minimum purchase and placement requirements under the Plan.

Additional Performance Criteria:

• CCBC agrees to place and keep each unit of cold drink equipment acquired by CCBC in connection with the Program in place at customer locations within the Division, as well as any existing cold drink equipment currently on location, for a period of at least twelve (12) years from date of placement, unless such equipment is rendered inoperable and cannot be reasonably repaired as the result of mechanical or other similar difficulties.

• CCBC agrees that, unless it is prohibited by law or contract, a minimum of *** percent (***%) of CCBC's existing inventory of Vendors and Manual Equipment and *** percent (***%) of purchases of Vendors and Manual Equipment under the Plan will be identified only by the trademarks, logos, designs and similar marks and graphic presentations of CCL and The Coca-Cola Company and its subsidiaries ("Company Trademarks") and that no trademarks, logos, designs and similar marks and graphic presentations of an entity other than CCL or The Coca-Cola Company or its subsidiaries ("Competitive Trademarks") shall appear on any such equipment, except that:

(i)   Competitive Trademarks may appear on flavour buttons or other similar product identifiers identifying products other than those of CCL and The Coca-Cola Company ("Competitive Products") on Vendors, provided the Flavour Set Standard set out below is adhered to; and

(ii)   Competitive Trademarks may be represented on Manual Equipment for the purpose of conveying pricing information, provided such representations are approved by CCL.

***    Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

• CCBC agrees that (i) it will not convert, in connection with a reconditioning program or otherwise, Company Trademarks to Competitive Trademarks on any Vendors or Manual Equipment owned by CCBC; and (ii) unless it is prohibited by contract or law, CCBC will convert Competitive Trademarks to Company Trademarks at the time CCBC refurbishes any Vendors or Manual Equipment which CCBC owns.

• The parties acknowledge and agree that one of the primary objectives of this Agreement is to increase the total number of units of Vendors and Manual Equipment on location in the Division. Accordingly, CCBC agrees to provide CCL with annual reports certifying (1) the number of Vendors and Manual Equipment funded under this Agreement which were actually placed at customer locations in the Division during the preceding year and (2) the total number of Vendors and Manual Equipment (including units in existing inventory and units not funded under this Agreement) actually on location at the conclusion of such year.

• CCBC agrees not to sell any used or refurbished Vendor with any remaining useful life to any third party during the Term of this Agreement without CCL's express written consent, except for sales of such Vendors to other licensed bottlers of Coca-Cola in Canada.

• CCBC also agrees that it will establish, maintain and publish for its employees "Flavour Set Standards" which contain the following minimum average requirements for all Vendors and units of Manual Equipment owned by CCBC, including similar equipment owned by CCBC whether or not purchased pursuant to the Program (unless such requirements are prohibited by law or contract): (i) on average the aggregate of all slots on all Vendors except *** of such slots on all Vendors will dispense only products of CCL (with the understanding that CCBC and CCL will collaborate to develop "Flavour Set Standards" which will achieve an average aggregate requirement that all slots on all Vendors except *** of such slots will dispense only products of CCL) and (ii) on average, *** percent (***%) of the inventory in any units of Manual Equipment will be products of CCL subject to the requirement that such percentage shall increase to *** percent (***%) upon such time that CCBC commences to distribute a packaged water owned, directly or indirectly, by The Coca-Cola Company. The Flavour Set Standard will specify which of the products of CCL will be sold in Fast Lane Merchandisers. It is understood by CCBC and CCL that the Flavour Set Standard will apply, on average, to all bottle or can equipment owned by CCBC, whether acquired under the Program or otherwise. CCBC and CCL shall review the specific terms of the Flavour Set Standard on an annual basis. Following such review, CCL shall confirm in writing the terms of the Flavour Set Standard for the applicable calendar year.

***    Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

• To the extent that Competitive Products are dispensed in Vendors or Manual Equipment purchased in connection with the Funding, CCBC will make a Fair Share payment to CCL. The Fair Share payment will be calculated and paid annually based on the availability of Competitive Products in cold drink equipment purchased by CCBC under the Program in that year. Such payment shall be calculated in the following manner:

1. As of September 30 of each year throughout the Term, CCBC will provide CCL with the weighted average of the number of units and the percentage of Competitive Products in equipment purchased in that year and funded by CCL under this Program. Such percentage shall be provided during the certification process set forth above and, as set forth above, back-up and support for such calculation shall be provided to CCL upon request.

2. Such percentage shall then be multiplied by the total Funding due to CCBC for such year to calculate the Fair Share payment. That payment shall then be deducted from any annual or fourth quarter funding due to CCBC.

3. Provided that CCBC has engaged in mutually agreed to activities designed to develop infrastructure necessary to support increased cold drink placement (e.g., hiring additional operating or managerial personnel, expansion of systems, purchase of service vehicles, etc.) CCL agrees to reinvest the amount of such Fair Share payment to support such infrastructure activities. If such activities have not taken place, the Fair Share payment shall be deducted from any annual or fourth quarter funding due to CCBC. In the event such payment exceeds any amount then due and owing to CCBC under the Program, the excess shall be paid to CCL within ten (10) days of delivery to CCBC of the calculation set forth above.

• CCBC acknowledges and agrees that all of the Funding set forth herein is offered and will be paid by CCL based on the expectation that CCBC will remain in compliance with all of its bottling agreements pertaining to CCL Products. In the event that CCBC materially breaches any of such bottling agreements during the Term, or attempts to terminate such agreements absent breach by CCL as defined therein, CCL shall have the right to treat such action as a breach of this Program, including the right to terminate this Program in all respects and to recover all sums set forth above.

Reporting Requirements:

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• CCBC acknowledges that CCL is providing the Funding in order to generate incremental sales of CCL products. CCBC will certify, as of September 30 of each of the twelve (12) years following the placement of equipment purchased under the Program or any prior Equipment Purchase Partnership program, that, for the prior twelve (12) months, the equipment has generated on average a minimum volume of 3.9 unit cases (288 ounce equivalents) of CCL products per week. In order to make this certification, CCBC may rely solely on its current tracking systems to determine the average volume per unit of the equipment. In addition, CCBC will utilize its current placement procedure to determine when equipment is not generating volume, and CCBC will relocate any equipment that is not generating sufficient volume. Further, CCBC will sample a representative sample of units each year to verify the appropriate volume levels. If there is an inconsistency between CCBC's tracking results and the representative sample of units, CCBC and CCL will meet to discuss any such inconsistency.

• CCL reserves the right to audit CCBC records regarding the equipment supported under this Plan upon reasonable notice.

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Other Terms:

• No agreement will be effective to amend the Agreement unless such agreement is in writing and signed by the parties to this Agreement.

• The Agreement will be governed by the laws of the Province of Ontario.

• All dollar amounts referred to in this Agreement are in Canadian funds.

• The determination that any provision of this Agreement is invalid or unenforceable shall not invalidate this Agreement, and this Agreement shall be construed and performed in all respects as if such invalid or unenforceable provisions were omitted provided that in so doing the primary purpose of this Agreement is not impeded.

• Except as stated above, this Agreement supersedes all similar prior agreements between the parties concerning the placement and funding of cold drink equipment, including but not limited to the aforementioned Prior Agreements and Prior Program(s), as well as any and all claims by either party arising therefrom.

• Each party represents that the person whose signature appears below has the authority necessary to execute the Agreement on behalf of the party indicated.

• The Agreement is not intended to modify or amend the terms or provisions of any license or distribution agreements in effect between CCL and CCBC.

• This Agreement shall be executed simultaneously with: (1) The Cold Drink Equipment Purchase Partnership Program between Coca-Cola Export Corporation and Coca-Cola Enterprises Inc., dated January 23, 2002; and (2) The Cold Drink Equipment Purchase Partnership Program between The Coca-Cola Company, acting through its North American Division, and Coca-Cola Enterprises Inc., dated January 23, 2002.

If this accurately reflects our agreement and understanding, please sign where indicated below and return a signed copy to me.

Sincerely,

S/ JEFFREY T. DUNN

Executive Vice President, The Coca-Cola Company
President and Chief Operating Officer
The Americas Group

COCA-COLA LTD.

S/ JEFFREY T. DUNN

Title:

Accepted and Agreed to by:

COCA-COLA BOTTLING COMPANY

By:  S/ JOHN R. ALM

Title:  Chief Operating Officer

EXHIBIT A

PRIOR PROGRAM(S)

Cold Drink Acquisition Program between Coca-Cola Beverages Ltd. and Coca-Cola Ltd. dated March 1, 1996.

EXHIBIT B
	Annual Vendors	Annual Manual	Annual Total	Cumulative
1998	***	***	***	***
1999	***	***	***	***
2000	***	***	***	***
2001	***	***	***	***
2002	***	***	***	***
2003	***	***	***	***
2004	***	***	***	***
2005	***	***	***	***
2006	***	***	***	***
2007	***	***	***	***
2008	***	***	***	242,665

(For the purposes of this chart "Manual" is a reference to "Manual Equipment")

***    Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

EXHIBIT C

CCL SUPPORT FUNDING PAYMENT SCHEDULE
YEAR	PERIOD	AMOUNT $
1998	Q1	$10,000,000
1998	Q2	$12,500,000
1998	Q3	$10,000,000
1998	Q4	$26,650,000
1999	Q1	$6,306,250
1999	Q2	$8,106,250
1999	Q3	$8,106,205
1999	Q4	$8,106,250
2000	Q1	$5,606,250
2000	Q2	$5,606,250
2000	Q3	$5,606,250
2000	Q4	$5,606,250